                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                             1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]Preliminary Proxy Statement

[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12
________________________________________________________________________________

               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5)Total fee paid:

________________________________________________________________________________

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:

________________________________________________________________________________

2)Form, Schedule or Registration Statement No.:

________________________________________________________________________________

3)Filing Party:

________________________________________________________________________________

4)Date Filed:

________________________________________________________________________________

              ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                65 Madison Avenue, Morristown, New Jersey 07960

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD JANUARY 11, 1997

                             ---------------------

To The Shareholders:

   The annual meeting of shareholders of Ellsworth Convertible Growth and Income Fund, Inc. (the "Company") will be held on Saturday, January 11, 1997 at 10:30 a.m. local time at the Atlantis Golf Club, 301 Orange Tree Drive, Atlantis, Florida 33462 for the following purposes:

      (1) To elect three directors, each of whom will serve until the annual meeting of shareholders in 2000, and to elect one director to serve until the annual meeting of shareholders in 1999, or until their successors are elected and qualified.

      (2) To ratify or reject the selection of Coopers & Lybrand as independent accountants for the fiscal year ending September 30, 1997.

      (3) To approve or disapprove an amendment to the Amended and Restated Articles of Incorporation, as amended, of the Company to give shareholders the right to tender their shares during the current fiscal year.

      (4) To transact such other business as may properly come before the meeting.

   Shareholders of record at the close of business on December 3, 1996 are entitled to vote at the meeting and any adjournments. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy in the enclosed envelope which requires no postage if mailed in the United States.

   It is important that you return your signed proxy promptly so that a quorum may be assured.

December 5, 1996

                                                   Thomas H. Dinsmore
                                           Chairman of the Board of Directors

              ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                65 Madison Avenue, Morristown, New Jersey 07960

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                        ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD JANUARY 11, 1997

                             ---------------------

   The accompanying proxy is solicited by the Board of Directors of Ellsworth Convertible Growth and Income Fund, Inc. (the "Company"), in connection with the annual meeting of shareholders of the Company to be held at the Atlantis Golf Club, 301 Orange Tree Drive, Atlantis, Florida 33462 at 10:30 a.m. local time on January 11, 1997 (the "Annual Meeting"). A shareholder can revoke the proxy prior to its use by appearing at the Annual Meeting and voting in person, by giving written notice of such revocation to the Secretary of the Company, or by returning a subsequently dated proxy. The cost of soliciting proxies will be borne by the Company. The officers, directors and regular employees of the Company may solicit proxies personally. The Company may also pay persons holding stock in their names, or those of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners or principals.

   The Board of Directors has named Thomas H. Dinsmore, Chairman and Chief Executive Officer, Jane D. O'Keeffe, President, and Sigmund Levine, Senior Vice President and Secretary, of the Company, as proxies. Unless otherwise directed by the accompanying proxy, the proxies will vote for the election of the nominees named below under "Election of Directors," will vote to ratify the selection of Coopers & Lybrand as independent accountants for the fiscal year ending September 30, 1997 and will vote against the proposal to amend the Company's Amended and Restated Articles of Incorporation, as amended (the "Charter"). Abstentions received and broker non-votes with respect to any proposal will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes do not count as votes received but have the same effect as casting a vote against proposals that require the vote of a majority of the shares present at a meeting, provided a quorum exists.

   The Board of Directors currently knows of no other matters to be presented to the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will vote in accordance with their best judgment. The proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. No adjournment will be for a period ending later than April 2, 1997. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The proxies will vote in favor of any such adjournment those proxies which instruct them to vote in favor of any of the proposals to be considered at the adjourned meeting, and will vote against any such adjournment those proxies which instruct them to vote against or to abstain from voting on all of the proposals to be considered at the adjourned meeting.

   Shareholders of record at the close of business on December 3, 1996 (the "Record Date") will be entitled to one vote per share on all business of the meeting. The Company had [6,643,517] shares of its Common Stock outstanding on the Record Date. It is expected that this proxy statement and the accompanying proxy will be first sent to shareholders on or about December 5, 1996.

   Upon the request of any shareholder, the Company will furnish, without charge, a copy of the Company's annual report for the fiscal year ended September 30, 1996. All such requests should be directed to the Company at 1-800-914-1177.

                             ELECTION OF DIRECTORS

   The Company's Charter provides for three classes of directors to serve staggered terms, with each class as nearly equal in number as possible. The authorized number of directors of the Company is currently fixed at eight, with two of the three classes having three directors and one of the classes having two directors. At each annual meeting of shareholders, directors are elected to succeed those directors whose terms expired and each newly elected director will serve for a three year term.

   For election as directors at the Annual Meeting to be held January 11, 1997, the Board of Directors has approved the nomination of Jane D. O'Keeffe, William A. Benton, and George R. Lieberman to serve as directors until the annual shareholders' meeting to be held in 2000. At the Annual Meeting, the Board of Directors has also approved the nomination of Duncan O. McKee to serve as a director until the annual shareholders' meeting to be held in 1999. Mr. McKee was recently appointed a Director to fill a vacancy in the Board resulting from the death of Mr. Ronald Dinsmore. Each of the nominees is currently a director of the Company.

   The proxies will vote for the election of the nominees named below unless authority to vote for any or all of the nominees is withheld in the proxy. A nominee must receive favorable votes from a plurality of the shares voting at a meeting at which a quorum is present to be elected. Each of the nominees has indicated that he or she is willing to serve as a director. If any or all of the nominees should become unavailable for election due to events not now known or anticipated, the proxies will vote for such other nominee or nominees as the Board of Directors may recommend, unless the Board reduces the number of directors.

                             (1) PRINCIPAL OCCUPATION OR BUSINESS DURING      SERVED AS
       NOMINEE          AGE PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS  DIRECTOR SINCE
       -------          --- --------------------------------------------- -----------------
TERMS EXPIRING IN 2000
Jane D. O'Keeffe*        41 (1) Since August 1996, President of the Com-  November 18, 1995
                              pany, Bancroft Convertible Fund, Inc.
                              ("Bancroft") and Davis-Dinsmore Management
                              Company ("Davis-Dinsmore"). From January
                              1996 to August 1996, Executive Vice Presi-
                              dent of the Company. From February 1996 to
                              August 1996, Executive Vice President of
                              Bancroft. From April 1994 to January 1996,
                              Vice President of the Company. From April
                              1994 to February 1996, Vice President of
                              Bancroft. Since July 1996, Director of Da-
                              vis-Dinsmore. From April 1994 to August
                              1996, Executive Vice President of Davis-
                              Dinsmore. From October 1988 to March 1994,
                              Vice President, Fiduciary Trust Interna-
                              tional.
                            (2) Director of Bancroft.

                             (1) PRINCIPAL OCCUPATION OR BUSINESS DURING      SERVED AS
       NOMINEE          AGE PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS  DIRECTOR SINCE
       -------          --- --------------------------------------------- -----------------
TERMS EXPIRING IN 2000
William A. Benton        63 (1) Since January 1991, limited partner of      June 11, 1986
                              Gavin, Benton & Co. (New York Stock Ex-
                              change specialist firm). Since January
                              1991, Partner in BE Partners (small op-
                              tions market maker). From June 1986 to
                              December 1990, partner of Benton & Co.
                              (New York Stock Exchange specialist
                              firm).
                            (2) Director of Bancroft.
George R. Lieberman      74 (1) Retired. Prior to January 1988, Chief     January 11, 1990
                              Executive Officer, Lieberman-Appalucci
                              (advertising); and President, Interspace
                              Airport Advertising (advertising).
                            (2) Director of Bancroft.
TERM EXPIRING IN 1999
Duncan O. McKee          65 (1) Retired. From April 1988 to November      November 25, 1996
                              1996, Director Emeritus of the Company
                              and Bancroft. Prior to 1988, Partner,
                              Ballard Spahr Andrews & Ingersoll (law
                              firm).
                            (2) Director of Bancroft.

--------
* Ms. Jane D. O'Keeffe is an "interested person", as defined by the Investement Company Act of 1940 (the "Investment Company Act"), of the Company and Davis-Dinsmore because she is an officer of the Company, and an officer, director and holder of more than 5% of the issued and outstanding shares of voting Common Stock of Davis-Dinsmore (the "Class A Stock").

  Information regarding the remaining directors of the Company is provided below:

                             (1) PRINCIPAL OCCUPATION OR BUSINESS DURING    SERVED AS
       DIRECTOR         AGE PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS DIRECTOR SINCE
       --------         --- --------------------------------------------- --------------
TERMS EXPIRING IN 1999
Thomas H. Dinsmore*      43 (1) Since August 1996, Chairman and Chief     April 30, 1986
                              Executive Officer of the Company,
                              Bancroft, and Davis-Dinsmore. From May
                              1986 to August 1996, President of the
                              Company; From November 1985 to August
                              1996, President of Bancroft. Since April
                              1994, Director of Davis-Dinsmore. From
                              August 1988 to August 1996, President of
                              Davis-Dinsmore. Since February 1983, Se-
                              nior Analyst of Davis-Dinsmore.
                            (2) Director of Bancroft.
Donald M. Halsted, Jr.   69 (1) Since October 1983, self employed busi-   April 30, 1986
                              nessman. From January 1983 to October
                              1983, Vice Chairman--Special Projects,
                              Lone Star Industries (cement and concrete
                              materials). From April 1979 to January
                              1983, President and Chief Operating Offi-
                              cer, Lone Star Industries.
                            (2) Director of Bancroft and Aquarian Com-
                              pany (water company).
TERMS EXPIRING IN 1998
Gordon F. Ahalt          68 (1) Since January 1982, President, G.F.A.     April 30, 1986
                              Inc. (petroleum industry consulting).
                              Since 1987, Consultant, W. H. Reaves &
                              Co., Inc. (asset management).
                            (2) Director of Bancroft; The Harbinger
                              Group (investments); Cal Dive Interna-
                              tional (diving service); and The Houston
                              Exploration Company (oil and gas explora-
                              tion).
Elizabeth C. Bogan,      51 (1) Since September 1992, Senior Lecturer     April 30, 1986
 Ph.D.                        in Economics at Princeton University.
                              From September 1971 to July 1992, Profes-
                              sor of Economics at Fairleigh Dickinson
                              University.
                            (2) Director of Bancroft.

--------
* Mr. Thomas Dinsmore is an interested person of the Company and Davis-Dinsmore because he is an officer of the Company and an officer, director and holder of more than 5% of the issued and outstanding shares of the Class A Stock.

                               ----------------

   Directors of the Company, as well as Duncan O. McKee, who served as Director Emeritus of the Company during the past fiscal year, other than affiliated persons of the Company, as a group received aggregate compensation of $43,800 from the Company during its fiscal year ended September 30, 1996. Directors of the Company, other than affiliated persons of the Company, currently receive an annual fee of $2,500, plus $1,000 per board meeting when such meetings are called and attended plus expenses of attending board meetings. During the fiscal year ended September 30, 1996, the Directors held seven board meetings. The only committee of the Board is the audit committee. Incumbent directors attended at least 75% of all Board and committee meetings. Directors do not receive pension or retirement benefits from the Company.

   Set forth below is information regarding the compensation paid during the fiscal year ended September 30, 1996 for each director of the Company:

                                                              TOTAL COMPENSATION
                                       AGGREGATE COMPENSATION  FROM COMPANY AND
                                          FROM COMPANY(1)        BANCROFT(2)
                                       ---------------------- ------------------
Thomas H. Dinsmore....................         $  -0-              $   -0-
Jane D. O'Keeffe......................         $  -0-              $   -0-
Gordon F. Ahalt.......................         $7,250              $14,375
William A. Benton.....................         $7,350              $14,475
Elizabeth C. Bogan, Ph.D. ............         $7,350              $14,575
Donald M. Halsted, Jr.................         $7,350              $14,575
George R. Lieberman...................         $7,250              $14,475
Duncan O. McKee(3)....................         $7,250              $14,375

--------
(1) Two of the Company's Directors, Mr. Ronald Dinsmore and Dr. C.O. Chichester, passed away during the Company's most recently completed fiscal year. Dr. Chichester received no fees from the Company, and aggregate compensation from Bancroft of $500. Mr. Ronald Dinsmore received no fees from either entity.
(2)Bancroft is also advised by Davis-Dinsmore.
(3) Mr. McKee received such fees for serving as Director Emeritus of the Company and Bancroft.

INVESTMENT ADVISER

   Davis-Dinsmore, 65 Madison Avenue, Morristown, New Jersey 07960, serves as the Company's adviser pursuant to an Investment Advisory Agreement dated as of August 1, 1996, which became effective on October 25, 1996. For the Company's fiscal year ended September 30, 1996, pursuant to predecessor Investment Advisory Agreements in effect during such period, the Company paid Davis-Dinsmore $555,260 for advisory fees and reimbursed Davis-Dinsmore an additional $25,000 for expenses associated with the Treasurer's office. Davis-Dinsmore also serves as the Company's administrator.

   Thomas H. Dinsmore, Chairman and Chief Executive Officer of the Company, is also Chairman and Chief Executive Officer of and Senior Analyst for Davis-Dinsmore. Mr. Thomas Dinsmore owns 40.6% of Davis-Dinsmore's Class A Stock. Jane D. O'Keeffe, President of the Company and Davis-Dinsmore, is the sister of Thomas H. Dinsmore. Ms. O'Keeffe owns 35.6% of Davis-Dinsmore's Class A Stock. Sigmund Levine, Senior Vice President and Secretary of the Company, is also Treasurer and Secretary of Davis-Dinsmore. H. Tucker Lake, Vice President, Trading of the Company, is the first cousin of Mr. Thomas Dinsmore and Ms. O'Keeffe. Gary Levine, Treasurer of the Company, is the son of Sigmund Levine.

             RATIFICATION OR REJECTION OF SELECTION OF ACCOUNTANTS

   The Board of Directors, including a majority of the directors who are not interested persons of the Company or Davis-Dinsmore, has selected Coopers & Lybrand as independent accountants to examine and verify the accounts and securities of the Company for its fiscal year ending September 30, 1997, and to report thereon to the Board and the shareholders. This selection will be submitted for ratification or rejection at the Annual Meeting. A representative of such firm is not expected to be present at the meeting.

   The Board of Directors has an audit committee consisting of Dr. Bogan, Mr. Halsted and Mr. Benton. The audit committee was created to meet periodically with the Company's independent accountants to review the scope of audit examinations of the Company, the Company's accounting policies and procedures and new developments in financial accounting standards applicable to investment companies. The audit committee also was created to review the quality and performance of the Company's accounting and financial staff. During the fiscal year ended September 30, 1996, the audit committee met once.

   The Board of Directors recommends that you vote FOR ratification of selection of the accountants.

                          APPROVAL OR DISAPPROVAL OF
                      AMENDMENT TO THE COMPANY'S CHARTER

BACKGROUND

   Article IX of the Company's Charter provides that in the event that, during the twelve-week period ended November 15, 1996, the Company's shares of Common Stock traded on the American Stock Exchange at more than a 5% discount from net asset value, the Company would submit to its shareholders a proposal, to the extent consistent with the Investment Company Act, to amend the Company's Charter to give shareholders the right to tender their shares to the Company at the end of each of the three remaining quarters of the Company's current fiscal year.

   For the twelve-week period ended November 15, 1996, the Company's shares of Common Stock traded on the American Stock Exchange at a discount of approximately 15% from net asset value. As a result, the provisions of Article IX of the Company's Charter were triggered. The Board of Directors of the Company thus was required to adopt and submit to shareholders for their approval an amendment to the Company's Charter, to the extent consistent with the Investment Company Act, that would give shareholders the right to tender their shares to the Company at net asset value on March 31, June 30 and September 30, 1997.

   At the Annual Meeting, the following resolution will be submitted to a vote of shareholders:

     RESOLVED, that the Charter of the Company be and it hereby is amended by adding a new Article XII, which Article shall read in full as follows:

                                  ARTICLE XII

       Each holder of shares of common stock of the Corporation shall have the right to tender all of such shares to the Corporation for purchase on March 31,

    1997, June 30, 1997 and September 30, 1997 (each, a "Purchase Date") at net asset value as of the close of business on each such Purchase Date; provided, however, that the Corporation may suspend such right (a) for any period (i) during which the New York Stock Exchange is closed other than customary week-end and holiday closings or (ii) during which trading on the New York Stock Exchange is restricted; (b) for any period during which an emergency exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (c) for such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the Corporation.

   ADOPTION OF THE PROPOSED CHARTER AMENDMENT WOULD ENABLE SHAREHOLDERS TO REDEEM THEIR SHARES AT NET ASSET VALUE AND WOULD ELIMINATE THE RISK THAT A SHAREHOLDER WHO DESIRES TO DISPOSE OF HIS SHARES WOULD OTHERWISE HAVE TO DO SO AT THE MARKET PRICE, WHICH DURING THE PAST FIVE CALENDAR YEARS HAS AVERAGED A 11.72% DISCOUNT TO NET ASSET VALUE. ADOPTION OF THE PROPOSED CHARTER AMENDMENT MAY ALSO RESULT IN A REDUCTION OF THE MARKET DISCOUNT.

DIRECTORS' RECOMMENDATION

   FOR THE REASONS DISCUSSED BELOW, THE BOARD OF DIRECTORS, INCLUDING ALL DIRECTORS WHO ARE NOT AFFILIATED WITH DAVIS-DINSMORE, UNANIMOUSLY OPPOSES THE PROPOSED CHARTER AMENDMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST IT (PROPOSAL 3) ON THE ENCLOSED PROXY.

FACTORS CONSIDERED BY BOARD OF DIRECTORS

   In opposing the adoption of the proposed Charter Amendment, the Board of Directors took into account the following factors.

   PAST PERFORMANCE OF THE COMPANY

   The Company was established as a vehicle for long-term investment through participation in a professionally managed portfolio of convertible bonds and preferred stocks. The Company's investment objective is to seek a high level of total return on its assets through a combination of current income and capital appreciation. The Board of Directors believes that the Company has succeeded in its objective. During the period beginning as of the commencement of the Company's operations in June 1986 through September 30, 1996, the net asset value per share of the Company, with dividends and capital gains reinvested at net asset value, increased by 170.6%. Over the twelve months ended September 30, 1996, the Company's net asset value per share increased 17.4%.

   For fiscal 1996, the Company's shareholders received distributions from investment income and capital gains of approximately 6.9% based on the Company's net asset value and approximately 8.2% based on the Company's market price, both as of November 8, 1996. In addition, on October 25, 1996, the Company declared a distribution payable November 28, 1996 of $1.13 per share from investment income and capital gains representing approximately 11% of the Company's market price as of the date of declaration. Although past performance, including distributions that have been paid to shareholders, is no guarantee of future performance, based on the Company's performance, the Board of Directors believes that the Company will continue to serve as an appropriate investment vehicle for its shareholders by providing a high level of total return on its assets through a combination of current income and capital appreciation.

   MARKET DISCOUNTS PROVIDE INVESTMENT OPPORTUNITIES

   Shares of closed-end investment companies frequently trade at market prices which reflect a discount to the shares' underlying net asset value. The Company included the provisions of Article IX in its Charter in 1986 in conformity with the common view of underwriters at such time that the existence of such provisions would minimize the extent to which the Company's shares traded at a discount to their net asset value and thus would make the shares a more attractive investment option to investors. The Company believes that such provision has not reduced the market discount for the Company's shares. During the past five calendar years, the market discount has averaged 11.72%. During the same time period, closed-end convertible funds have traded at an average discount of 8.5%.

   The Board of Directors believes that since the Company was formed in 1986, investors in closed-end investment companies have become accustomed to market discounts and have taken advantage of the opportunities such discounts present. As noted above, during the past five calendar years, the Company has traded at an average discount to net asset value of 11.72%. Investors who purchased shares of the Company for this period received a return on $113.28 of assets for every $100 they invested.

   The Board of Directors has concluded that the future of the Company should not be tied to whether the Company's shares have traded at a discount to net asset value. Instead, the Company's future should be based on its success in meeting its investment objective.

   TENDERS WOULD ADVERSELY AFFECT THE COMPANY'S OPERATIONS

   The Board of Directors currently believes that automatic repurchases by the Company of its shares through tender offers ("share repurchases") are not in the best interests of the Company and its shareholders as a whole. In reaching this conclusion, the Directors took into account the effect that share repurchases would have on: the discount of the Common Stock's market price from net asset value; the continued listing of the Common Stock by the American Stock Exchange (the Exchange will consider delisting if the aggregate market value of the Company's outstanding shares is less than $1,000,000, the number of publicly held shares falls below 200,000 or the number of round-lot holders falls below 300); the Company's expense ratio, since share repurchases would result in the allocation of the Company's fixed expenses over a smaller base of assets; the Company's ability to achieve its investment objective and the Company's investment performance; and the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code").

   The Company would be required to liquidate portfolio securities to fund any share repurchases since it has limited ability to borrow. In liquidating securities, the Company would incur transaction costs. If the Company were required to liquidate a significant portion of its portfolio, it would have lesser bargaining power in disposing of its securities. The transaction costs and the possible lower prices received would likely reduce the net asset value of the Company's shares, and, therefore, the amounts distributable to tendering shareholders. In addition, as a result of share repurchases, the Board of Directors may be required to recommend the liquidation, merger or other reorganization of the Company.

   If, as a result of share repurchases, the Company did not qualify as a regulated investment company under the Code, the Company's income would be taxed at the corporate level in addition to the taxation of shareholders who receive dividends from the Company. Generally, shareholders who tender their shares would recognize a capital gain (or loss) to the extent the amount they receive exceeds (or is less than) the amount they paid for their shares. Such capital gain (or loss) will be long term capital gain (or loss) only if shares have been held more than one year.

POTENTIAL ADVANTAGES TO SHAREHOLDERS

   The Directors recognized that a potential advantage to the adoption of the Charter Amendment is that shareholders would be able to redeem their shares at net asset value and would not incur the risk that a shareholder who desires to dispose of his shares would otherwise have to do so at the market price, which during the past five calendar years has averaged a 11.72% discount to net asset value. In such event, shareholders would maximize the return on their investment in the near term. The Directors also recognized that adoption of the proposed Charter Amendment may result in a reduction of the market discount. However, as discussed above, if the Company were required to liquidate a significant portion of its portfolio to fund such share repurchases, its reduced bargaining power and the associated transaction costs would likely reduce the net asset value of the Company's shares and, therefore, the amounts distributable to tendering shareholders.

POTENTIAL CONFLICTS DISCLOSED

   At the time of the Directors' deliberations, two of the Company's Directors were also officers and directors of Davis-Dinsmore (the "Interested Directors"). The Interested Directors pointed out to the Board that while they were aware that a reduction in the size of the Company as a result of automatic share repurchases would necessarily result in a reduction in the amount of advisory fees payable to Davis-Dinsmore, they independently focused upon the long-term interests of the Company and its shareholders as a whole, and believed that the proposed Charter Amendment was not in the best interests of the Company and its shareholders as a whole.

   After deliberation by all Directors, all five Directors of the Company who are not affiliated with Davis-Dinsmore, as well as the entire Board of Directors, voted affirmatively to recommend that shareholders vote against the proposed Charter Amendment.

MECHANICS OF TENDERS

   The Company may suspend shareholders' right to tender their shares (a) for any period (i) during which the New York Stock Exchange is closed (other than customary weekend and holiday closings or (ii) during which trading on the New York Stock Exchange is restricted); (b) for any period during which an emergency exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (c) for such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the Corporation.

   In addition, the Board of Directors intends to follow a policy, which it may change, to suspend shareholders' right to tender if there is, in the judgment of the Board of Directors, any material (a) legal action or proceeding instituted or threatened challenging such transaction or otherwise materially adversely affecting the Company, (b) declaration of a banking moratorium by Federal, state or foreign authorities or any suspension of payment by banks in the United States, New York State or foreign countries in which the Company invests, (c) limitations affecting the Company or the issuers of its portfolio securities imposed by Federal, State or foreign authorities on the extension of credit by lending institutions or on the exchange of foreign currency, or (d) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or other countries in which the Company invests. The Board of Directors may modify these conditions in light of circumstances existing at the time.

   Any tender offer made by the Company will be made and shareholders notified in accordance with the requirements of the Securities Exchange Act of 1934 and the Investment Company Act, either by publication or mailing or both. Each offering document will contain such information as is prescribed by such laws and the rules and regulations promulgated thereunder. Throughout any such tender offer, the Company will establish procedures to make current net asset value publicly available. A shareholder wishing to accept the offer may be required to tender all of the shares owned by such shareholder (or attributed to him for Federal income tax purposes under Section 318 of the Code). The Company will purchase shares tendered in accordance with the terms of the offer unless it determines not to proceed with such purchase (based upon one of the conditions set forth above). Each person tendering shares will pay to the Company's transfer agent a service charge of $25.00 (which is subject to change) to help defray certain costs, including the processing of tender forms, effecting payment, postage and handling. Any such service charge will be paid directly by the tendering shareholder and will not be deducted from the proceeds of the purchase. The Company's transfer agent will receive the fee as an offset to these costs. Costs associated with the tender incurred by the Company will be charged against capital.

   Tendered shares that are accepted and purchased by the Company will constitute authorized but unissued shares.

REQUIRED APPROVAL

   Holders of two-thirds of the shares of Common Stock of the Company that are issued and outstanding must vote in favor of the Charter Amendment for such amendment to be adopted.

                            ADDITIONAL INFORMATION

EXECUTIVE OFFICERS.

  Executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board. Such officers do not receive any compensation from the Company for their services. The following table sets forth certain information about executive officers of the Company.

                        OFFICER       POSITION WITH        BUSINESS EXPERIENCE DURING
NAME                AGE  SINCE         THE COMPANY              PAST FIVE YEARS
----                --- -------       -------------        --------------------------
Thomas H. Dinsmore   43  1986   Chairman and Chief         See page 4 of this proxy
                                Executive Officer          statement.
Jane D. O'Keeffe     41  1994   President                  See page 2 of this proxy
                                                           statement.
Sigmund Levine       72  1986   Senior Vice President and  Since January 1996, Se-
                                Secretary                  nior Vice President of
                                                           the Company. From April
                                                           1993 to January 1996, Ex-
                                                           ecutive Vice President,
                                                           and since May 1986 Secre-
                                                           tary of the Company.
                                                           Since February 1996, Se-
                                                           nior Vice President, and
                                                           from April 1993 to Febru-
                                                           ary 1996, Executive Vice
                                                           President of Bancroft.
                                                           Since November 1982, Sec-
                                                           retary of Bancroft and
                                                           Treasurer and Secretary
                                                           of Davis-Dinsmore. From
                                                           May 1986 to April 1993,
                                                           Treasurer of the Company.
                                                           From November 1982 to
                                                           April 1993, Treasurer of
                                                           Bancroft.
H. Tucker Lake       49  1994   Vice President, Trading    Since April 1994, Vice
                                                           President, Trading of the
                                                           Company and of Bancroft.
                                                           Prior thereto, Sales As-
                                                           sociate, Coldwell Banker,
                                                           Schlott Realtors.
Gary I. Levine       39  1993   Treasurer                  Since April 1993, Trea-
                                                           surer of the Company and
                                                           of Bancroft. Since June
                                                           1986, Assistant Secretary
                                                           of the Company and of
                                                           Bancroft. Since April
                                                           1994, Assistant Secretary
                                                           and Assistant Treasurer
                                                           of Davis-Dinsmore.

SECURITY OWNERSHIP OF MANAGEMENT.

   The following table sets forth certain information regarding the ownership of the Company's shares of Common Stock by directors and officers of the Company.

                                                                     SHARES OF
                                                                   COMPANY OWNED
                                                                   BENEFICIALLY
                                                                    DECEMBER 3,
                                                                       1996*
                                                                   -------------
     Gordon F. Ahalt..............................................     1,168
     William A. Benton............................................     2,335
     Elizabeth C. Bogan, Ph.D.....................................     5,138
     Thomas H. Dinsmore...........................................     9,845(1)
     Donald M. Halsted, Jr........................................     2,298
     George R. Lieberman..........................................       864
     Jane D. O'Keeffe.............................................     1,909
     Duncan O. McKee..............................................     2,563
     Sigmund Levine...............................................     3,031
     H. Tucker Lake...............................................     6,975(2)
     Gary I. Levine...............................................       227(3)

--------
 * Represents for each director and officer less than 1% of the outstanding shares of Common Stock of the Company. As of December 3, 1996, directors and officers of the Company beneficially owned in the aggregate [36,353] shares of Common Stock of the Company representing approximately [0.5%] of the shares outstanding. Except as otherwise indicated, each director and officer possessed sole investment and voting power with respect to shares of Common Stock beneficially owned.
(1) Mr. Thomas Dinsmore possessed sole investment and voting power with respect to 8,007 shares of Common Stock beneficially owned by him and possessed shared investment and voting power with respect to 1,697 shares of Common Stock beneficially owned by him and possessed shared investment power with respect to 141 shares of Common Stock beneficially owned by him. The number of shares of Common Stock of the Company owned by Mr. Thomas Dinsmore does not include 489 shares owned by his wife, as to which shares Mr. Thomas Dinsmore disclaims beneficial ownership.
(2) Mr. H. Tucker Lake possessed sole investment and voting power with respect to 1,168 shares of Common Stock beneficially owned by him and possessed shared investment and voting power with respect to 5,807 shares of Common Stock beneficially owned by him.
(3) Mr. Gary Levine possessed sole investment and voting power with respect to 117 shares of Common Stock beneficially owned by him and possessed shared investment and voting power with respect to 110 shares of Common Stock beneficially owned by him. The number of shares of Common Stock of the Company owned by Mr. Gary Levine does not include 600 shares owned by his wife, as to which shares Mr. Levine disclaims beneficial ownership.

PRINCIPAL HOLDERS OF THE COMPANY'S STOCK.

   The Company knows of no beneficial owners of more than 5% of the Company's outstanding Common Stock.

CERTAIN TRANSACTIONS.

   Peter Finnican is the brother-in-law of both Thomas H. Dinsmore, Chairman and Chief Executive Officer of each of the Company, Bancroft, and Davis-Dinsmore, and Jane D. O'Keeffe,

President of each of the Company, Bancroft, and Davis-Dinsmore. Mr. Finnican is a partner of Forum Capital Markets, L.P. (the "Forum Group") a broker/dealer located at 53 Forest Avenue, Old Greenwich, Connecticut. Mr. Finnican's ownership interest in the Forum Group equals approximately 6%.

   During fiscal 1996, the Company acquired $1,025,000 of securities from the Forum Group in transactions in which the Forum Group acted as principal.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, Section 30(f) of the Investment Company Act, and the regulations of the Securities and Exchange Commission thereunder require the Company's officers and directors and direct or indirect beneficial owners of more than 10% of the Company's Common Stock, as well as Davis-Dinsmore, its directors and officers and certain of its other affiliated persons (collectively, "Reporting Persons"), to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Reporting Persons are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations, the Company believes that all filing requirements applicable to the Reporting Persons have been complied with during the fiscal year ended September 30, 1996, except that (i) Davis-Dinsmore did not file a Form 3 upon commencement of its activities as investment adviser to the Company in June 1986 and did not separately report on Form 4s 2,000 shares of the Company it purchased in 1987 or 1,000 shares of the Company it purchased in 1994, as well as additional shares acquired upon reinvestment of dividends and distributions, until November 19, 1996 when it filed a Form 5 (which was 5 days late), and Mrs. Jean Dinsmore did not file a Form 3 in June, 1986 as a result of her position as a director of Davis-Dinsmore and did not separately report on Form 4, 231 shares of the Company she purchased in 1988, as well as additional shares acquired upon reinvestment of dividends and distributions, until November 11, 1996 when she filed a Form 3 and November 13, 1996 when she filed a Form 5, although in each case all such shares had previously been reported on Section 16(a) forms that had been filed by Mr. Ronald Dinsmore (now deceased), who at such dates was the primary owner of Davis-Dinsmore and the husband of Mrs. Jean Dinsmore; (ii) Ms. Sally Finnican, who was appointed a director of Davis-Dinsmore on September 26, 1996, filed a Form 3 one month late; and (iii) Mr. H. Tucker Lake, who purchased an aggregate of 559 shares of the Company in June 1996, filed a Form 4 two days late.

                             SHAREHOLDER PROPOSALS

   To be considered for inclusion in the Company's proxy statement and proxy for the 1998 annual meeting of shareholders, shareholder proposals must be received no later than August 1, 1997.

                                OTHER BUSINESS

   The management knows of no business to be presented to the meeting other than the matters set forth in this proxy statement.

                                          By order of the Board of Directors,

                                                   Thomas H. Dinsmore
                                           Chairman of the Board of Directors

December 5, 1996.

               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                   ANNUAL MEETING TO BE HELD JANUARY 11, 1997

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned appoints Thomas H. Dinsmore, Jane D. O'Keeffe, Sigmund Levine, and each of them, attorneys and proxies, with power of substitution in each, to vote and act on behalf of the undersigned at the annual meeting of shareholders of Ellsworth Convertible Growth and Income Fund, Inc. (the "Company") at the Atlantis Golf Club, 301 Orange Tree Drive, Atlantis, Florida 33462 on January 11, 1997 at 10:30 a.m., and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith.

  UNLESS OTHERWISE MARKED ON THE REVERSE HEREOF, THIS PROXY IS GIVEN WITH AUTHORITY TO VOTE FOR DIRECTORS LISTED ON THE REVERSE HEREOF, FOR THE PROPOSAL TO RATIFY THE BOARD'S SELECTION OF ACCOUNTANTS, AND AGAINST THE PROPOSAL TO AMEND THE COMPANY'S CHARTER.

         (Continued, and to be signed and dated, on the reverse side.)

                                      ELLSWORTH CONVERTIBLE GROWTH AND INCOME
                                       FUND, INC.
                                      P.O. BOX 11118
                                      NEW YORK, N.Y. 10203-0118

 1.Election of Directors of all nominees listed below for the terms specified in the proxy statement.

 FOR all nominees listed below    [X]

 WITHHOLD AUTHORITY to vote for all nominees listed below.   [X]

 *EXCEPTIONS    [X]

 Board of Directors nominees: Jane D. O'Keeffe, William A. Benton, George R. Lieberman and Duncan O. McKee.
 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
 *Exceptions
             ------------------------------------------------------------------
The Board of Directors recommends voting "FOR" Proposal 2 and "AGAINST" Proposal 3.

2. Proposal to ratify the selection of accountants.               3. Proposal to amend Company's Charter.

   For [X]   Against [X]   Abstain [X]                               For [X]   Against [X]   Abstain [X]


Change of Address and or Comments Mark Here   [X]



If shares are held jointly each shareholder named should sign. Legal representatives of shareholders should add their titles when signing.

Dated                                                                      , 19
      --------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Signature

--------------------------------------------------------------------------------
                           Signature, if held jointly


VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK    [X]

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.